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                                                                   EXHIBIT (d.2)

                              ADVISORY AGREEMENT

                                  Schedule A

Advisory Fee* for the Category I Series:
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0.59% per annum of the aggregate net assets of the Category I Series less than or equal to $7.0 billion
plus 0.54% per annum of the aggregate net assets of the Category I Series between $7.0 billion and $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Series in excess of $11.0 billion

Category I Series:
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Australia WEBS Index SeriesIndex Fund
iShares MSCI Austria WEBS Index SeriesIndex Fund iShares MSCI Belgium WEBS Index SeriesIndex Fund iShares MSCI Canada WEBS Index SeriesIndex Fund iShares MSCI EMU WEBS Index SeriesIndex Fund iShares MSCI France WEBS Index SeriesIndex Fund iShares MSCI Germany WEBS Index SeriesIndex Fund iShares MSCI Hong Kong WEBS Index SeriesIndex Fund iShares MSCI Italy WEBS Index SeriesIndex Fund iShares MSCI Japan WEBS Index SeriesIndex Fund iShares MSCI Malaysia (Free) WEBS Index SeriesIndex Fund iShares MSCI Mexico (Free) WEBS Index SeriesIndex Fund iShares MSCI Netherlands WEBS Index SeriesIndex Fund iShares MSCI Singapore (Free) WEBS Index SeriesIndex Fund iShares MSCI Spain WEBS Index SeriesIndex Fund iShares MSCI Sweden WEBS Index SeriesIndex Fund iShares MSCI Switzerland WEBS Index SeriesIndex Fund iShares MSCI United Kingdom WEBS Index SeriesIndex Fund iShares MSCI USA WEBS Index SeriesIndex Fund

Advisory Fee* for Category II Series:
-------------------------------------
0.74% per annum of the aggregate net assets of the Category II Series less than or equal to $2 billion plus 0.69% per annum of the aggregate net assets of the Category II Series between $2 billion and $4 billion plus 0.64% per annum of the aggregate net assets of the Category II Series greater than $6 billion

Category II Series:
-------------------
Brazil (Free) WEBS Index SeriesIndex Fund iShares MSCI Greece WEBS Index SeriesIndex Fund iShares MSCI Indonesia (Free) WEBS Index SeriesIndex Fund iShares MSCI Portugal WEBS Index SeriesIndex Fund iShares MSCI South Africa WEBS Index SeriesIndex Fund iShares MSCI South Korea WEBS Index SeriesIndex Fund iShares MSCI Thailand (Free) WEBS Index SeriesIndex Fund iShares MSCI Taiwan WEBS Index SeriesIndex Fund iShares MSCI Turkey WEBS Index SeriesIndex Fund

Advisory Fee* for Category III Series:
--------------------------------------
0.50% per annum of the aggregate net assets of the Category III Series

Category III Series:
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iShares MSCI Pacific Ex Japan Index Fund


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*  Pursuant to Section 4 of this Advisory Agreement, the fee rates for a Series set forth in this Schedule A will be reduced, possibly to zero, by the expenses of the Series.

                                      A-1